UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On December 5, 2008, THQ Inc. (the “Registrant”), certain of Registrant’s subsidiaries and Nintendo Co., Ltd. (“Nintendo”) executed the Confidential First Renewal License Agreement for Nintendo DS (EEA, Australia, and New Zealand) (“Renewal License Agreement”).  The Renewal License Agreement is effective as of July 20, 2008 and grants the Registrant the right to use certain of Nintendo’s intellectual property to develop games for manufacture, advertising, marketing and sale for the Nintendo DS system in all countries within the European Economic Area, Australia, New Zealand, Russia, South Africa, Switzerland and Turkey in accordance with the terms of the Renewal License Agreement.  Nintendo charges the Registrant certain amounts under its current pricing schedule in connection with the ordering and manufacturing of games licensed under the Renewal License Agreement.  Nintendo has the right to approve each game, including packaging, all printed materials and all marketing materials.

In addition, the Registrant must indemnify Nintendo with respect to all loss, liability and expense resulting from any claim against Nintendo involving the breach of any of the provisions of the agreement, any third party claims for intellectual property infringement, any claims of or in connection with any personal or bodily injury (including death) or property damage, or the development, marketing, sale, or use of the Registrant’s games or marketing materials.

Subject to a cure period under certain circumstances, the Renewal License Agreement may be terminated upon written notice by Nintendo in the event of a breach or default by the Registrant, if the Registrant becomes insolvent, files a petition for bankruptcy, is bankrupt (voluntary or involuntary) or otherwise ceases to do business, or if Registrant materially breaches any other agreement with Nintendo with respect to game systems.  Upon termination of the Agreement for other than the Registrant’s breach or default, the Registrant has a period of 180 days to sell any existing product inventory remaining as of the date of termination.  The Registrant must destroy any such inventory remaining after the end of the sell-off period.  Upon termination as a result of the Registrant’s breach or default, the Registrant must immediately cease marketing and distribution of the games and destroy any remaining inventory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ James M. Kennedy
Date: December 11, 2008		James M. Kennedy
Executive Vice President, Business and Legal Affairs